Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "AXXES OPPORTUNISTIC CREDIT FUND", FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 2023, AT 4:19 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2709798 8100
SR# 20234127766

Authentication: 204730252
Date: 12-05-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:19 PM 12/04/2023
FILED 04:19 PM 12/04/2023
SR 20234127766 - File Number 2709798

STATE *of* DELAWARE
CERTIFICATE *of* TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

- **First:** The name of the trust is Axxes Opportunistic Credit Fund

- **Second:** The name and address of the Registered Agent in the State of Delaware is Corporation Service Company. 251 Little Falls Drive, Wilmington, DE 19808.

- **Third:** The Statutory Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

- **Fourth:** (Insert any other information the trustees determine to include therein.)

By: Adrain Bryant
Trustee(s)

Name: Adrain Bryant
Typed or Printed

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Axxes Opportunistic Credit Fund

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The Registered Agent has changed to The Corporation Trust Company The registered address has changed to Corporation Trust Center, 1209 Orange St., Wilmington, DE 19801

[set forth amendment(s)]

3. (Please complete with either **upon filing** or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 5th day of December, 2023 A.D.

By: Adrain L. Bryant
Trustee

Name: Adrain L. Bryant
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:36 AM 12/06/2023
FILED 10:36 AM 12/06/2023
SR 20234146033 - File Number 2709798